                                                                    EXHIBIT 99.1


                                TELLABS, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
             FOR A SPECIAL MEETING TO BE HELD ON AUGUST 21, 1998

    The undersigned stockholder(s) of Tellabs, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Michael J. Birck and Peter A. Guglielmi, and each of them, as proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Special Meeting of Stockholders of the Company to be held at the Company's offices located at 4951 Indiana Avenue, Lisle, Illinois 60532-1698 on Friday, August 21, 1998, at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned the number of votes the undersigned would be entitled to vote if personally present as set forth herein and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus and releases any proxy heretofore given with respect to such meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE SHARE ISSUANCE AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.

                                TELLABS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/
[                                                                              ]

This proxy is revocable at any time before it is exercised and the undersigned reserve(s) the right to attend the meeting and vote in person.

      The Board of Directors recommends a vote "FOR" the listed proposal.

1.  Proposal for approval of the issuance of         FOR      AGAINST    ABSTAIN
    shares of common stock, per value                / /        / /        / /
    $.01 per share, of the Company to
    stockholders of CIENA Corporation
    pursuant to that certain Agreement and
    Plan of Merger dated as of June 2,
    1998 by and among the Company, White Oak
    Merger Corp. and CIENA Corporation.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any one or more of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof and any prior proxies are hereby revoked.

                                        Dated:                              1998
                                              -----------------------------,

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                                        Signature


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                                        Signature

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